UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2012

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2012, Pure Bioscience, Inc. (the “Company”) received a notification from the NASDAQ Stock Market (“NASDAQ”) that, as a result of the death of the Company’s former director and Audit Committee member Gregory Barnhill, the Company is not compliant with NASDAQ’s audit committee membership requirements set forth in NASDAQ Listing Rule 5605.  The notification further provided that, consistent with NASDAQ Listing Rule 5605(c)(4), NASDAQ has granted the Company the following cure period to regain compliance with the audit committee membership requirements: (i) until the earlier of the Company’s next annual meeting of stockholders or September 14, 2013, or (ii) if the Company’s next annual meeting of stockholders is held before March 13, 2013, until March 13, 2013.  The Company intends to appoint an independent director who satisfies the requirements for membership on its Audit Committee as promptly as practicable to rectify this noncompliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.
Dated: October 5, 2012	By:	/s/ Michael L. Krall
Michael L. Krall President, Chief Executive Officer, Interim Chief Financial Officer